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                                                                       EXHIBIT 2
                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement pertains to the offering by Environmental Tectonics Corporation (the "Company") of 373,831 shares of the Company's common stock, par value $.05 per share (the "SHARES"), at a purchase price of $5.35 per share for an aggregate offering of $1,999,995.85. The Company is making this offering solely to an accredited investor (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")).

         The undersigned, intending to be legally bound, hereby offers to purchase from the Company 373,831 Shares for an aggregate purchase price of $1,999,995.85.

         The Company will be deemed to have accepted this offer upon execution by it of the Receipt and Acceptance attached to this Subscription Agreement. This subscription is submitted to the Company subject to its acceptance and in accordance with, and subject to the terms and conditions described in, this Subscription Agreement.

         1. Verification of Investor Suitability under Regulation D. The undersigned understands that in order to subscribe for the Shares in this Offering, the undersigned must be an "accredited investor" as defined in Section 501 of Regulation D under the Securities Act.

         2. Amount and Method of Payment. The purchase price for the Shares is $1,999,995.85 and shall be paid by tender of a check made payable to the Company or wire transfer of immediately available funds to the account set forth on the last page hereof in the amount of $1,999,995.85 (the "PURCHASE PRICE").

         3. Acceptance of Subscription.

            (a) The undersigned understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares in whole or in part at any time prior to the Closing (as defined below).

            (b) In the event that this subscription is rejected in whole or in part, the Company shall promptly return all or the applicable portion of the Purchase Price to the undersigned, as the case may be, and this Subscription Agreement shall thereafter have no force or effect except with respect to the portion, if any, of this subscription that is accepted by the Company.

         4. (a) Restrictions on Resale or Transfer. The Shares have not been registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (i) such sale or transfer is subsequently registered thereunder; (ii) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the securities are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule).

            (b) The certificate(s) representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

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            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state securities laws, and may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under the Securities Act or unless sold pursuant to Rule 144 under the Securities Act."

         5. Delivery of the Stock Certificate, Listing of Shares on American Stock Exchange. The Company will execute and deliver certificate(s) representing the Shares to the subscriber within five (5) business days after acceptance of the subscription and receipt of the Purchase Price. The Company shall secure the listing of the Shares in accordance with the Listing Standards, Policies and Requirements of the American Stock Exchange within thirty (30) business days after acceptance of the subscription and receipt of the Purchase Price.

         6. Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

            (a) The undersigned understands that the offering and sale of the Shares by the Company to the undersigned is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder and, in accordance therewith and in furtherance thereof, the undersigned represents and warrants to and agrees with the Company as follows:

                  (i) The undersigned has carefully reviewed this Subscription Agreement and the Disclosure Materials set forth at EXHIBIT "A" hereto, and understands the information contained in each such document;

                  (ii) All documents, records and books pertaining to the Company and/or this investment that the undersigned has requested have been made available for inspection by him and/or his attorney, accountant and other advisor(s);

                  (iii) The undersigned and/or his advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and all such questions have been answered and all such information has been provided to the full satisfaction of the undersigned;

                  (iv) The undersigned acknowledges that all current and periodic reports which the Company has filed with the Securities and Exchange Commission as of the date of this Subscription Agreement are available for review through the EDGAR filing system which is accessible at the Securities and Exchange Commission's website at www.sec.gov. All current and periodic reports filed with the Securities and Exchange Commission since January 1, 2004 are included in the Disclosure Materials at EXHIBIT "A" hereto;

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                  (v) Neither the undersigned nor the undersigned's investment advisors, if any, have been furnished any offering literature other than the Disclosure Materials attached as EXHIBIT "A" hereto and the undersigned and the undersigned's advisors, if any, have relied only on the information contained in such Disclosure Materials and the information, as described in subparagraphs (ii) and (iii) above, furnished or made available to them by the Company;

                  (vi) No oral or written representations have been made and no oral or written information has been furnished to the undersigned or his advisor(s) in connection herewith that were in any way inconsistent with the information set forth in this Subscription Agreement;

                  (vii) The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting;

                  (viii) The undersigned acknowledges that he has conducted his own independent evaluation of the Company and has analyzed the risks associated with an investment in the Shares and has based his decision to invest in the Shares on the results of this evaluation and analysis;

                  (ix) The undersigned's overall commitment to investments that are not readily marketable is not disproportionate to the undersigned's net worth and the undersigned's investment in the Company will not cause such overall commitment to become disproportionate to the undersigned's net worth;

                  (x) If the undersigned is a natural person, the undersigned has reached the age of majority in the jurisdiction in which the undersigned resides, has adequate net worth and means of providing for the undersigned's current financial needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

                  (xi) The address set forth below is the undersigned's true and correct residence (or, if not an individual, domiciliary) address;

                  (xii) The undersigned (A) has such knowledge of, and experience in, business and financial matters so as to enable him to utilize the information made available to him in connection with the offering of the Shares in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto, (B) the undersigned has carefully evaluated the risks of investing and (C) has the capacity, either alone, or with a professional advisor, to protect his own interests in connection with a purchase of the Shares;

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                  (xiii) The undersigned is not relying on the Company with
         respect to the economic considerations of the undersigned relating to this investment. In regard to such considerations, the investor has relied on the advice of, or has consulted with, only his own advisor(s). The undersigned recognizes that the information furnished by the Company does not constitute investment, accounting, legal or tax advice. The undersigned is relying on professional advisors for such advice;

                  (xiv) The undersigned is acquiring the Shares solely for his own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares; and

                  (xv) The undersigned understands that the certificate(s) evidencing ownership of the Shares will bear a restrictive legend and have not been registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (i) such sale or transfer is subsequently registered thereunder; (ii) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or
         (iii) the Shares are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule).

            (b) The undersigned recognizes that an investment in the Shares involves a number of significant risks including, but not limited to, those risks described in the Disclosure Materials included at EXHIBIT "A" hereto.

            (c) The undersigned understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment in the Shares.

            (d) All information that the undersigned has heretofore furnished and furnishes herewith to the Company are true, correct and complete as of the date of execution of this Subscription Agreement and if there should be any material change in such information prior to the closing of the sale of the Shares (the "CLOSING"), the undersigned will immediately furnish such revised or corrected information to the Company.

            (e) The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the undersigned to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date and shall survive such date. If more than one person is signing this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representation, warranty and undertaking of each such person.

         7. Indemnification. The undersigned agrees to indemnify and hold harmless the Company and the officers and directors thereof and each other person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representations or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to the Company in connection with this transaction.

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         8. Additional Information. The undersigned hereby acknowledges and agrees that the Company may make or cause to be made such further inquiry and obtain such additional information as it may deem appropriate with regard to the suitability of the undersigned as an investor in the Shares.

         9. Binding Effect. The undersigned hereby acknowledges and agrees that, except as provided under applicable state securities laws, the subscription hereunder is irrevocable, that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her/its heirs, executors, administrators, successors, legal representatives and assigns.

         10. Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

         11. Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

         12. Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. This Subscription Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

         13. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

         14. Severability. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any provision shall not affect the validity or legality of the remaining provisions.

         15. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

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        16. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania as applied to residents of that jurisdiction executing contracts wholly to be performed therein.

         17. Choice of Jurisdiction. The undersigned agrees that any action or proceeding directly or indirectly relating to or arising out of this Subscription Agreement, any breach hereof, or any transaction covered hereby shall be resolved, whether by arbitration or otherwise, within the Commonwealth of Pennsylvania. Accordingly, the parties consent and submit to the jurisdiction of the state courts located within Philadelphia County, Commonwealth of Pennsylvania or the United States federal courts located in the Eastern District of Pennsylvania. The parties further agree that any such relief whatsoever in connection with this Subscription Agreement shall be commenced by such party exclusively in the state courts located within Philadelphia County, Commonwealth of Pennsylvania or the United States federal courts located in the Eastern District of Pennsylvania, or if possible before an arbitral body, located within Philadelphia, Pennsylvania.

         18. Reimbursement. If any action or other proceeding is brought for the enforcement of this Subscription Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Subscription Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding in addition to any other relief to which they may be entitled.

         19. Further Assurances. Each of the parties shall execute said documents and other instruments and take such further actions as maybe reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         20. State Securities Laws. Subscribers should also be aware of the following additional considerations:

FOR RESIDENTS OF ALL STATES:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATES AND THE SECURITIES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT ACCORDING TO SUCH RESTRICTIONS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE MATERIALS PRODUCED TO THE SUBSCRIBERS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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Subscription Information (to be completed by individual subscriber):

Shares Purchased 373,831
                 ---------------------------------------------------------------

Purchase Price of Shares ($5.35 per share) $1,999,995.85
                                           -------------------------------------
Name(s) in which the Shares is to be registered:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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Home Address
            --------------------------------------------------------------------

Mailing Address
               -----------------------------------------------------------------


Form of joint ownership (if applicable). (If one of these items is checked, subscriber and co-subscriber must both sign all documents.):

Tenants-in-Common                        Joint Tenants
                 -----------------------               -------------------------


         IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed on the 14th day of February, 2005.



H. F. Lenfest                                    /s/ H. F. Lenfest
-------------------------------                  --------------------------         -----------------------------
Please Print Name of Subscriber                  Signature of Subscriber                Social Security Number



----------------------------------               --------------------------         -----------------------------
Please Print Name of Co-Subscriber               Signature of Co-Subscriber              Social Security Number
